Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President and Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS JUNE QUARTER 2009 FINANCIAL RESULTS IN LINE WITH RECENT GUIDANCE
— First Quarter Revenues Up 10% to $285.2 Million —
HOUSTON, TEXAS — August 6, 2008 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its first quarter ended June 30, 2008.
Revenue for the June quarter was $285.2 million, up 10% compared to $258.6 million in the same quarter a year ago. Net income for the June quarter was $9.6 million or $.84 diluted earnings per share. Net income for the June 2007 quarter was $11.6 million or $.82 per diluted share, excluding a $2.4 million ($.14 earnings per diluted share) foreign currency exchange gain. Including the foreign currency gain, net income was $13.6 million or $.96 per diluted share for the quarter ended June 30, 2007. Adjusted EBITDA for the June quarter was $37.6 million, an increase of $1.2 million or 3% compared to the same quarter a year ago. Free cash flow for the June quarter was $29.5 million compared to $24.5 million in the same quarter a year ago.
Commenting on the results, Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics stated, “We believe that we are seeing the negative impact on our volume of business and selling prices caused by the current weakness in the U.S. economy. We are carefully monitoring our expenses, and expect to respond rapidly to any further deterioration in revenues. Looking forward to the September quarter, we expect seasonal improvement in demand compared to our first quarter, resulting in higher revenues of $290 — $300 million and diluted earnings per share of $.85 — $.95.”
A reconciliation of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures are included in the attached tables and were also included in a Current Report on Form 8-K we filed today with the Securities and Exchange Commission. Such filing also includes the basis for management’s use of these non-GAAP financial measures.
Consolidated Graphics will host a conference call today, Wednesday, August 6, 2008, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2009 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states and in Canada, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market and in Canada, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2009	PAGE-2
FINANCIAL RESULTS
Our vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, we deliver solutions that create a spectrum of value for our customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit our website at www.cgx.com.
Forward-Looking Statements and Regulation G Reconciliation
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, the growth of its digital printing or election related business, its ability to adequately manage expenses, including labor costs, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of earnings, or net income, before interest, income taxes, depreciation and amortization, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, or Adjusted EBITDA, and net cash by operating activities less capital expenditures plus proceeds from assets dispositions, or Free Cash Flow. Reconciliations of Adjusted EBITDA to net income and Free Cash Flow to net cash provided by operating activities are provided in the tables below. Management’s opinion regarding the usefulness of Adjusted EBITDA and Free Cash Flow to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2009	PAGE-3
FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2008	2007	Change
			$	%

Sales	$285,194	$258,646	$26,548	10
Cost of Sales	214,554	190,469	24,085	13

Gross Profit	70,640	68,177	2,463	4
Selling Expenses	28,404	26,434	1,970	7
General and Administrative Expenses(1)	22,277	19,312	2,965	15
Other (Income) Expense, net	5	(2,350)	2,355	nm

Operating Income	19,954	24,781	(4,827)	(19)
Interest Expense, net	4,211	1,894	2,317	122

Income before Taxes	15,743	22,887	(7,144)	(31)
Income Taxes	6,127	9,330	(3,203)	(34)

Net Income	$9,616	$13,557	$(3,941)	(29)

Earnings Per Share
Basic	$.87	$.99	$(.12)
Diluted	$.84	$.96	$(.12)

Weighted Average Shares Outstanding
Basic	11,111	13,716
Diluted	11,461	14,162

Effective Income Tax Rate	38.9%	40.8%

(1)Share based compensation included in the line item	$1,644	$1,233	$411
nm-not meaningful

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2009	PAGE-4
FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
	2008	2007
Net Income per GAAP	$9,616	$13,557

Income taxes	6,127	9,330
Interest expense, net	4,211	1,894
Depreciation and amortization	15,795	12,337
Share-based compensation expense	1,644	1,233
Non-cash foreign currency transaction net (gain)/loss	5	(2,350)
Net loss from asset dispositions	215	378

Adjusted EBITDA	$37,613	$36,379

Net cash provided by operating activities	$36,599	$33,234
Capital expenditures*	(8,031)	(9,339)
Proceeds from asset dispositions	975	633

Free Cash Flow	$29,543	$24,528

*Capital expenditures include all expenditures for property, plant and equipment, including those that are directly financed.

Quarter Ended June 30, 2007
Income before taxes per GAAP	$22,887
Foreign currency exchange gain	2,350

Income before taxes -non-GAAP	20,537
Income taxes	8,924

Net Income non-GAAP	11,613

Diluted earnings per share per GAAP	$.96
Diluted earnings per share non-GAAP	$.82

Decrease in Diluted Earnings per Share	$.14

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